DAVIS VARIABLE ACCOUNT FUND, INC.

2949 East Elvira Road, Suite 101

Tucson, Arizona 85756

(520) 434-3793

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer and Principal Accounting Officer of Davis Equity Portfolio, part of Davis Variable Account Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2026 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

DAVIS VARIABLE ACCOUNT FUND, INC.	DAVIS VARIABLE ACCOUNT FUND, INC.

/s/ Kenneth C. Eich	/s/ Douglas A. Haines

Kenneth C. Eich	Douglas A. Haines
Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer
Date: August 13, 2026	Date: August 13, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to DAVIS VARIABLE ACCOUNT FUND, INC. and will be retained by DAVIS VARIABLE ACCOUNT FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.